CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Voiceserve, Inc. for the quarter ending June 30, 2007, I, Michael Bibelman, Chief Executive Officer and Chief Financial Officer of Voiceserve, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-QSB for the quarter ending December 31,2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, fairly represents in all material respects, the financial condition and results of operations of Voiceserve, Inc.

Date: August 20, 2007

Voiceserve, Inc.

By: /s/ Michael Bibleman
Michael Bibelman Chief Executive Officer